Exhibit 99.2

Nortel Networks Limited
8200 Dixie Road, Suite 100
Brampton, Ontario, Canada L6T 5P6

March 29, 2004

Export Development Canada
151 O’Connor Street
Ottawa, Ontario
Canada K1A 1K3
Attention: David Guy

Ladies and Gentlemen:

     We refer to the Master Facility Agreement dated February 14, 2003, as amended July 10, 2003, (the “EDC Agreement”) between Nortel Networks Limited (the “Company”) and Export Development Canada (“EDC”). Capitalized terms used but not defined herein are used with the meanings given to those terms in the EDC Agreement.

     We also refer to (i) the Indenture dated as of November 30, 1988 (the “1988 Indenture”) among the Company, the subsidiary guarantors party thereto and Bank of New York as successor trustee to The Toronto-Dominion Bank Trust Company; (ii) the Indenture dated as of February 15, 1996 (the “1996 Indenture”) among the Company, the subsidiary guarantors party thereto and The Bank of New York as trustee; (iii) the Indenture dated as of December 15, 2000 (the “2000 Indenture”) among the Company, Nortel Networks Capital Corporation and Deutsche Bank Trust Company Americas as successor trustee to Citibank, N.A.; and (iv) the Indenture dated as of August 15, 2001 among Nortel Networks Corporation (“NNC” and together with the Company, “Nortel Networks”), the Company as guarantor and Deutsche Bank Trust Company Americas (formerly known as The Bankers Trust Company) as trustee (the “2001 Indenture” and, together with the 1988 Indenture, the 1996 Indenture and the 2000 Indenture, the “Nortel Indentures”).

     We have advised you that Nortel Networks announced on March 10, 2004 that (i) the Company and NNC will not file their Annual Reports on Form 10-K for the year ended December 31, 2003 (the “Annual Report”) with the United States Securities and Exchange Commission (the “SEC”) by March 15, 2004, the date by which such filing is required, and with the trustees under the Nortel Indentures by the dates required therein (such failures to timely file and deliver the Annual Report, the “Delayed Filing”); and (ii) the Company believes it is likely that it will need to restate its previously filed financial results for one or more prior periods (the “Restatements” and together with the Delayed Filing, the “Events”) as a result of the work done to date by the independent review undertaken by the Nortel Networks Audit Committee.

     The Delayed Filing may result in the occurrence of an Event of Default and a Specified Event of Default under the EDC Agreement pursuant to the “cross-default” provision contained in Section 6.1(f)(ii). This provision defines Event of Default and Specified Event of Default to include the occurrence of any event that enables the holders of any Material Debt (which is defined to include each series of the Company’s outstanding debt securities) to declare such Material Debt due and payable prior to its scheduled maturity (with or without the giving of notice, the lapse of time or both).

     Holders would have such acceleration rights if the Company failed to deliver a copy of the Annual Report to the trustee within the time period specified in the applicable Nortel Indenture. Each of the 1988 Indenture, the 1996 Indenture and the 2000 Indenture requires the Company to deliver a copy of the Annual Report to the trustee within 15 days after the deadline for the filing of such report with the SEC. The 2001 Indenture requires the Company to deliver a copy of the Annual Report to the trustee within 30 days after the deadline for the filing of such report with the SEC. While any failure to deliver the Annual Report would not become an “Event of Default” under the Nortel Indentures until the expiration of 90 days after written notice to the Company from the holders of not less than 25% of the outstanding principal amount of such series of notes, such failure would become an Event of Default and a Specified Event of Default under the EDC Agreement upon the expiration of the applicable 15- or 30-day period because holders would have the ability to accelerate payment of the notes with the giving of notice and the lapse of time.

     In addition, as a result of the circumstances giving rise to the Restatements, (x) the Company may be in violation of Section 5.7 of the EDC Agreement and (y) the representations and warranties contained in Sections 4.1(d)(i) of the EDC Agreement may have been incorrect when made or when deemed made.

     The Company requests that EDC waive, except for purposes of the proviso in the last sentence of Section 5.7 of the EDC Agreement, the occurrence of any Event of Default or Specified Event of Default resulting from (i) the Delayed Filing to the extent that such Event of Default or Specified Event of Default arises under Section 6.1(f)(ii) of the EDC Agreement; and (ii) the Events to the extent that such Event of Default or Specified Event of Default arises under Sections 4.1(d)(i) or 5.7 of the EDC Agreement.

     The waivers contained herein will terminate on the Termination Date; provided that the waivers contained herein will terminate solely for purposes of the right of EDC to suspend, but not terminate, a Facility under Section 2.2 of the EDC Agreement and an EDC Support Agreement under Section 8 of the Master Indemnity Agreement on the Support Waiver Suspension Date, if earlier. The “Termination Date” means the earliest of (A) the date on which Nortel Networks files the Annual

Report with the SEC; (B) May 29, 2004 (May 29, 2004 is 30 days after April 29, 2004, the date on which the Company is required to deliver the Annual Report to EDC under Section 5.1(a) of the EDC Agreement); (C) the date on which the Company or EDC becomes aware that the representation and warranty of the Company set forth in the next paragraph was incorrect when made; and (D) for greater certainty, but without in any way extending the limited waiver contained herein, the date on which (i) notice is given or any other action is taken, in each case, in accordance with the terms of the applicable Nortel Indenture or such other agreement governing the Material Debt, by the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause such Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity; provided that the delivery of a notice that notifies the Company of a default or that requests or requires that a default be remedied but does not cause such Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity shall not constitute the occurrence of a Termination Date; or (ii) any holder of Secured Obligations, or any agent on behalf of such holder under any Security Document, is entitled to exercise any rights under any Security Document with respect to Collateral. The “Support Waiver Suspension Date” means the date of the occurrence of any event, in connection with the Events or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     In consideration of the waivers by EDC herein, the Company hereby:

(i)	represents and warrants to EDC that, on the date hereof, (A) no Default (as defined therein) has occurred and is continuing under any Other Credit Agreement, (B) a Default will occur after April 29, 2004 under the Other Credit Agreements if the Company fails to file the Annual Report with the SEC and deliver the Annual Report to each of the “Banks” (as defined in the Other Credit Agreements) on or prior to such date, (C) the representations and warranties of the Company contained in each Other Credit Agreement are true and correct, and (D) all conditions to any borrowing under each Other Credit Agreement would be satisfied if the Company were to deliver a notice of borrowing under such Other Credit Agreement on the date hereof; and

(ii)	agrees with EDC that the EDC Agreement and the Master Indemnity Agreement are hereby amended as described in Annex 1 hereto.

     The EDC Agreement and the Master Indemnity Agreement (as so amended) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of EDC under the EDC Agreement or the Master Indemnity Agreement, nor does it or shall it constitute a waiver of any provision of the EDC Agreement or the Master Indemnity Agreement or of any Event of Default or Specified Event of Default (including without limitation any Event of Default or Specified Event of Default arising from or related to the Restatements) other than that expressly specified herein.

     This letter shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     Please indicate your agreement with the foregoing (including the waivers and amendments) by having the enclosed duplicate copy of this letter agreement executed in the space provided below by duly authorized representatives of EDC and returned to us.

NORTEL NETWORKS LIMITED

By:	/s/ K.B. STEVENSON

Name:	Katharine B. Stevenson
Title:	Treasurer

By:	/s/ G.A. DAVIES

Name:	Gordon A. Davies
Title:	Assistant Secretary

Confirmed and Agreed:

EXPORT DEVELOPMENT CANADA

By:	/s/ YVES L’HEUREUX

Name:	Yves L’Heureux
Title:	Senior Financial Services Manager

By:	/s/ DAVID GUY

Name:	David B. Guy
Title:	Director, Telecom Team

ANNEX 1
AMENDMENTS TO EDC AGREEMENT AND MASTER INDEMNITY AGREEMENT

1.	Section 2.2 of the EDC Agreement is amended by replacing it with the following:

“2.2 Termination or Suspension by EDC. Without limiting the discretionary nature of the Receivables Bonding Facility or the General Support Facility, EDC may terminate or suspend the Receivables Bonding Facility or General Support Facility at any time and at its sole discretion, upon written notice to the Principal, and EDC may (A) terminate or suspend the Small Bonds Facility at any time after (i) the occurrence of an Event of Default which is continuing; or (ii) the debt rating by Moody’s or S&P with respect to senior secured long-term debt of the Principal shall have ceased to exist or shall have been downgraded to less than “B3” by Moody’s or to less than “B minus” by S&P; and (B) suspend the Small Bonds Facility at any time after the occurrence of an event that could reasonably be expected to have a Material Adverse Effect; provided that the termination or suspension of a Facility shall not affect any Support as is then outstanding thereunder, but no further Support will be provided under such Facility following a termination or during a suspension thereof.”

2.	Section 3.2 of the EDC Agreement is amended by adding the following clause (l) at the end thereof: “(l) no event shall have occurred and be continuing that could reasonably be expected to have a Material Adverse Effect.”

3.	Section 8 of the Master Indemnity Agreement is amended by replacing it with the following (and references in the Master Indemnity Agreement to the EDC Agreement shall be deemed references to the EDC Agreement as amended):

“8. Termination or Suspension of EDC Support Agreements. EDC will not exercise any rights that it may have under any EDC Support Agreement to notify the Beneficiary thereof that such EDC Support Agreement has been terminated or suspended unless: (i) an Event of Default has occurred; or (ii) any call has been made on any Instrument issued on behalf of the Principal or any Subsidiary, whether or not such Instrument is subject to the Facility Agreement, which, together with any other calls for performance on any such Instruments after the date of the Facility Agreement, aggregates in excess of US $100,000,000; or (iii) the debt rating by Moody’s or S&P with respect to senior secured long-term debt of the Principal shall have ceased to exist or shall have been downgraded to less than “B3” by Moody’s or to less than “B minus” by S&P; or (iv) an event shall have occurred that could reasonably be expected to have a Material Adverse Effect; and in each and every such case, the Principal acknowledges that EDC shall be entitled to exercise any such rights. EDC agrees to provide written notice to the Principal contemporaneously with any written notice provided to any Beneficiary under this Section 8; provided that failure to give any such notice to the Principal shall not affect EDC’s ability to terminate or suspend any such EDC Support Agreement in the circumstances described in this Section 8.”